Exhibit 99.1

Press Release	CONTACT:	Investor Relations
713.849.9911

Flotek Industries, Inc. Announces Closing of $16 Million

Equity Private Placement

HOUSTON, August 13, 2009 - Flotek Industries, Inc. (NYSE: FTK) today announced that it has closed its previously announced private placement of convertible preferred stock and warrants to purchase shares of common stock, for gross proceeds of approximately $16 million.

FIG Partners, LLC, acted as exclusive placement agent for the Company in the private placement. Chardan Capital Markets served as an introducing broker to certain participants in the private placement.

In addition, Flotek announced that its previously announced amendment to its bank credit facility to waive covenant violations and relax future financial covenant requirements has become effective.

The net proceeds received by Flotek in the private placement will be approximately $15 million. Flotek will use the net proceeds to reduce borrowings under its bank credit facility, thereby providing additional liquidity, and for general corporate purposes.

Flotek also announced that, giving pro forma effect to the completed private placement, its stockholders’ equity as of June 30, 2009 is greater than $50 million, so the Company continues to be in compliance with the continued listing requirements of the New York Stock Exchange relating to minimum average market capitalization and stockholders’ equity.

Neither the Units nor the securities comprising the Units have been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent a registration statement or exemption from registration. This notice is issued pursuant to Rule 135c under the Securities Act of 1933, as amended, and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of innovative specialty chemicals and down-hole drilling and production equipment. Flotek manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK”.

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section) and Form 10-Q, and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.